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FIRST CENTRAL FINANCIAL CORPORATION AND SUBSIDIARIES                 Exhibit 11

COMPUTATION OF PER COMMON SHARE EARNINGS


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
                                                                     Three Months Ended March 31,

                                                                1995              1994             1993
                                                                ----              ----             ----
Primary
 Net income applicable to common shares                      $1,472,501        $1,269,266        $  921,847
                                                             ==========        ==========        ==========

 Weighted average number of primary common shares:
  Outstanding                                                 5,924,905         5,710,911         5,543,661
  Issuable upon assumed exercise of dilutive warrants            36,509            45,422              --
                                                             ----------        ----------        ----------

     TOTAL                                                    5,961,414         5,756,333         5,543,661
                                                             ==========        ==========        ==========


Primary earnings per common share                            $    0.247        $    0.220        $    0.166
                                                             ==========        ==========        ==========


Fully Diluted
 Net income applicable to common shares                      $1,472,501        $1,269,266        $  921,847
 Add interest and amortization of debentures
  (net of tax)                                                   97,836           110,558           145,753
                                                             ----------        ----------        ----------

     TOTAL                                                   $1,570,337        $1,379,824        $1,067,600
                                                             ==========        ==========        ==========

 Weighted average number of primary common shares:
  Outstanding                                                 5,924,905         5,710,911         5,543,661
  Increase to assumed exercise of stock options and
   conversion of convertible debt to reflect maximum
   dilution effect                                              915,210           980,326         1,308,667
                                                             ----------        ----------        ----------

     TOTAL                                                    6,840,115         6,691,237         6,852,328
                                                             ==========        ==========        ==========


 Fully diluted earnings per common share                     $    0.230        $    0.206        $    0.156
                                                             ==========        ==========        ==========
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